SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                               September 29, 2006
                               ------------------
                         Date of Earliest Reported Event


                              AMEN PROPERTIES, INC.
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             (Exact name of registrant as specified in its Charter)


                                    Delaware
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                 (State or other jurisdiction of incorporation)

                                    000-22847
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                            (Commission File Number)

                                   54-1831588
                        ---------------------------------
                        (IRS Employer Identification No.)

                         303 W. Wall Street, Suite 1700
                              Midland, Texas 79701
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               (Address of principal executive offices) (Zip Code)

                                 (432) 684-3821
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              (Registrant's telephone number, including area code)
                                       NA

          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

                                    FORM 8-K

Item 1.01 - Entry into Material Definitive Agreement

     See discussion of Management Agreement under Item 2.01 below.

Item 2.01 - Completion of Acquisition or Disposition of Assets

     On September 29, 2006, Amen Properties, Inc. through its wholly owned subsidiary Amen Delaware, LP (collectively, the "Company"), sold 74% of its undivided interest in certain commercial real estate located in Midland, Texas (the "Properties") for approximately $6.4 million. The Properties consist of the following: the twenty-four-story Bank of America Tower, where the Company's headquarters are located, which was completed in 1977 and encompasses 329,178 rentable square feet and a 900 space-parking garage; the related Bank of America 12-lane drive through banking facility; and the twelve story Century Plaza Tower which was built in 1979 (renovated in 1990) and has 99,422 rentable square feet. The Company's wholly owned subsidiary, W Power and Light, LP, is a tenant in the Century Plaza Tower.

     The Company entered into an Agreement to Distribute Assets (Exhibit 10.1) with an effective date of September 27, 2006, by and among the partners of TCTB Partners, Ltd. ("TCTB" or the "Partnership"). The Properties constituted substantially all of the assets of TCTB prior to the transactions described herein and were subject to a lien to secure a promissory note (the "Note") payable to Wells Fargo Bank Texas, N.A. (the "Bank"). The partners of TCTB agreed that it was in their best interest to distribute undivided interests in the Properties to the partners according to the sharing ratios of the Partnership in connection with the sale of interests in the Properties described below. The Bank agreed to allow TCTB to distribute the Properties to the partners of TCTB in exchange for the payoff of the Note as described below.

     Contemporaneous with the distribution of the Properties, the Company along with the General Partner and the other Limited Partners of TCTB (the "Selling Partners") collectively agreed to sell and sold 75% of their collective undivided interest in the Properties to Hampshire Plaza Garage, LLC and S.E.S. Investments, Ltd., unaffiliated third party purchasers (the "Buyers"), for a privately negotiated price of $9.0 million. A separate Purchase Agreement was executed between Buyers and TCTB as nominee for the Selling Partners dated September 29, 2006. While beneficial title to the Properties resided with each partner of TCTB, subsequent and pursuant to the Agreement to Distribute Assets, the Selling Partners agreed that TCTB would continue to hold record title to their interests in the Properties and then transfer record title to an undivided 75% interest in the Properties directly to Buyers in order to facilitate the closing of the Purchase Agreement which occurred on September 29, 2006. Pursuant to the Purchase Agreement, TCTB, the Selling Partners and Buyers agreed to indemnify each other against, and hold each other harmless from all liabilities arising out of ownership, operations or maintenance of the Properties for their respective periods of ownership.

     In connection with the closing under the Purchase Agreement, the Note was paid in full through the application of a $2.1 million certificate of deposit that secured the Note and approximately $3.9 million of the $9.0 million sales proceeds under the Purchase Agreement. The remaining $5.0 million of the sales proceeds (after closing costs) were paid to the Selling Partners in accordance with their respective interests in the Properties (approximately $3.5 million to the Company). The Company plans to use its net proceeds from the sale (i) to pay the remaining balance (approximately $1.7 million) on certain promissory notes entered into by the Company in connection with its acquisition of partnership interests in TCTB (including approximately $266,000 to Mr. Jon Morgan, President and COO of the Company, and approximately $410,000 to an affiliate of Mr. Eric Oliver, Chairman of the Board and CEO of the Company), (ii) for potential real estate acquisition or redevelopment opportunities, (iii) to fund potential capital requirements of its electricity business subsidiaries, W Power and Light, LP and Priority Power Management, LP, (iv) for potential purchases of oil and gas mineral and royalty interests, and (v) for general working capital.

     TCTB continues to hold record title to the undivided 25% interest in the Properties beneficially owned by the Selling Partners, including the Company, that was not included in the sale to Buyers. After the sale, TCTB, the Selling Partners and the Buyers, as all of the owners of the Properties, entered into a Management Agreement (Exhibit 10.3) with TCTB Management Group, LLC ("Management") dated September 29, 2006 relating to the management of the Properties. The Management Agreement is effective until August 31, 2007 unless earlier terminated in accordance with its terms. The owners of Management are the Selling Partners (including the Company) and the Buyers in the same percentages as their proportionate ownership of the Properties. Mr. Jon Morgan, President and COO of the Company, is the managing member of Management.

     Mr. Morgan and his affiliate were among the Selling Partners and the sale of their undivided interest in the Properties resulted in Mr. Morgan receiving a net check in the amount of $79,317. Mr. Morgan is also an owner and officer of the General Partner of TCTB, and took actions in such capacity in connection with this transaction in addition to acting as an officer of the Company. As an owner of such General Partner, Mr. Morgan indirectly received an additional $5,300 from the sale of the General Partner's interest in the Properties.

Item 9.01 - Financial Statements and Exhibits

     (a)  Financial Statements - not applicable

     (b) Pro Forma Financial Information - Pro Forma Financial Information is currently unavailable and is not included with this filing. The Company expects to have assembled the required pro forma financials within the required filing period.

     (d)  Exhibits

               10.1 - Agreement to Distribute Assets
               10.2 - Purchase Agreement
               10.3 - Management Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      AMEN Properties, Inc.
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                                      (Registrant)

                                      By:  /s/ Eric Oliver
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                                          Eric Oliver, Chairman of the Board of
                                          Directors and Chief Executive Officer
                                          (Signature)

Date: October 5, 2006